AMENDMENT NO. 3
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated May 1, 1999, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Columbus Life Insurance Company, an Ohio life insurance company, and Touchstone Securities, Inc., is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

COLUMBUS LIFE INSURANCE COMPANY

Attest:	/s/ Caly Meszaros		By:	/s/ J. J. Miller

	Name:	Caly Meszaros		Name:	J. J. Miller
	Title:	Products Marketing		Title:	President & C.E.O

TOUCHSTONE SECURITIES, INC.

Attest:	/s/ Sheila B. Zenni		By:	/s/ Richard K. Taulbee

	Name:	Sheila B. Zenni		Name:	Richard K. Taulbee
	Title:	Executive Asst		Title:	Vice President

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